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Exhibit 10.20.1

ALLOS THERAPEUTICS, INC.

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

DAVID CLARK

        This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "First Amendment") is entered into effective as of March 2, 2011, by and between ALLOS THERAPEUTICS, INC. (the "Company") and DAVID CLARK ("Employee") (collectively, the "Parties").

RECITALS:

        WHEREAS, the Parties entered into an Employment Agreement on June 25, 2009 (the "Employment Agreement");

        WHEREAS, modifications are needed to bring the Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, in consideration of the promises, mutual covenants, the above recitals, and the agreements herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

  1.
  The following sentences shall be added to the end of Section 10(d) of the Employment Agreement:

            "To receive the payments under (i) and (iii) above, Employee's termination or resignation must constitute a "separation from service" (as defined under Treasury Regulation Section 1.409A-1(h)) and Employee must execute and allow the Release to become effective within 60 days of Employee's termination or resignation. Such payments shall not be paid prior to the 60th day following Employee's termination or resignation, rather, subject to the aforementioned conditions, on the 60th day following Employee's termination or resignation, the Company will pay Employee such payments in a lump sum that Employee would have received on or prior to such date under the original schedule, with the balance of such payments being paid as originally scheduled."

  2.
  The following sentences shall be added to the end of the first paragraph of Section 10(e) of the Employment Agreement:

            "To receive the payments under (i), (iii), (iv) and (v) above, Employee's termination or resignation must constitute a "separation from service" (as defined under Treasury Regulation Section 1.409A-1(h)) and Employee must execute and allow the Release to become effective within 60 days of Employee's termination or resignation. Such payments shall not be paid prior to the 60th day following Employee's termination or resignation, rather, subject to the aforementioned conditions, on the 60th day following Employee's termination or resignation, the Company will pay Employee such payments in a lump sum that Employee would have received on or prior to such date under the original schedule, with the balance of such payments being paid as originally scheduled."

  3.
  The following language shall be deleted from Section 14(b) of the Employment Agreement:

            ", unless an alternative method of reduction is elected by Employee, subject to approval by the Company, and in any event shall be made in such a manner as to maximize the economic present value of all Payments actually made to Employee, determined by the

    Accounting Firm as of the date of the Change in Control for purposes of Section 280G of the Code using the discount rate required by Section 280G(d)(4) of the Code."

  4.
  Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

  5.
  This First Amendment may not be amended, modified, superseded, canceled, renewed or expanded, or any terms or covenants hereof waived, except by a writing executed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance.

  6.
  If any contest or dispute shall arise under this First Amendment, each party hereto shall bear its own legal fees and expenses.

  7.
  This First Amendment and all disputes relating to this First Amendment shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado. The Parties acknowledge that this First Amendment constitutes the minimum contacts to establish personal jurisdiction in Colorado and agree to a Colorado court's exercise of personal jurisdiction. The Parties further agree that any disputes relating to this First Amendment shall be brought in courts located in the State of Colorado.

  8.
  This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. The execution of this First Amendment may be by actual or facsimile signature.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have each duly executed this FIRST AMENDMENT TO EMPLOYMENT AGREEMENT effective as of the date and year first written above.

ALLOS THERAPEUTICS, INC.
By:	/s/ Paul L. Berns
Name:	Paul L. Berns
Title:	President and Chief Executive Officer
EMPLOYEE:
/s/ David Clark DAVID CLARK

Signature Page to First Amendment to
Employment Agreement

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ALLOS THERAPEUTICS, INC. FIRST AMENDMENT TO EMPLOYMENT AGREEMENT DAVID CLARK
RECITALS